Filed pursuant to Rule 424(b)(5)

SEC File No. 333-268704

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 7, 2022)

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000

GM Financial Term Notes due from Nine Months to 30 Years from Date of Issue

We may offer and sell our GM Financial Term Notes (the “Notes”) from time to time. The specific terms of each series of Notes will be set prior to the time of sale and will be described in a separate pricing supplement, which terms may be different from the terms described in this prospectus supplement. You should read this prospectus supplement, including the documents incorporated by reference herein, and the applicable pricing supplement carefully before you invest.

INVESTING IN THE NOTES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE ACCOMPANYING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES.

The Notes will be offered through the purchasing agent and selling agents listed below (collectively, the “Agents”) on a delayed or continuous basis. The Agents have agreed to use their reasonable efforts to solicit purchases of the Notes. We may also sell Notes directly to investors without the assistance of the Agents. No termination date for the offering of the Notes has been established.

The Agents have advised us that they intend to make a market in the Notes, but the Agents are not obligated to do so, and any market-making with respect to the Notes may be discontinued without notice at any time. Unless otherwise specified in an applicable pricing supplement, the Notes will not be listed on any securities exchange, listing authority or quotation system and there can be no assurance that the Notes offered will be sold or that there will be a secondary market for the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to Us
Per Note	100.000%(1)	0.300%-3.150%(2)	99.700%-96.850%(2)

(1)	Unless the applicable pricing supplement provides otherwise, we will issue the Notes at 100.000% of their principal amount.

(2)

Unless the applicable pricing supplement provides otherwise, we will pay the Agents a discount or commission ranging from 0.300% to 3.150% and the proceeds to us will be from 99.700% to 96.850% of the principal amount of the Notes offered.

Purchasing Agent

InspereX

Agents

BofA Securities	Morgan Stanley	RBC Capital Markets	Wells Fargo Advisors

The date of this prospectus supplement is December 7, 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

We intend to use this prospectus supplement, the accompanying prospectus and the related pricing supplements to offer our Notes from time to time. This prospectus supplement supplements the accompanying prospectus that is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus supplement provides you with certain terms of the Notes we may offer in connection with our Notes program and supplements the description of the debt securities contained in the accompanying prospectus. We may from time to time sell these Notes in various offerings. While we have various notes and other evidences of indebtedness outstanding, references in this prospectus supplement to “Notes” are to our Notes offered by this prospectus supplement.

Each time we offer or issue Notes, we will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the Notes being offered. A copy of that pricing supplement will be provided to the purchaser along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement may also add, update or change information in this prospectus supplement and the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms described in this prospectus supplement may result in transactions that are complex.

Neither we nor any of the Agents have authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Agents take any responsibility for, or provide any assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information in the more recent document. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus and the applicable pricing supplement, you should rely on the information in the applicable pricing supplement.

Before you decide to invest in the Notes, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits thereto), the applicable pricing supplement, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under the caption “Incorporation of Certain Documents by Reference.”

We are not making offers to sell the Notes or soliciting offers to purchase the Notes in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus supplement is directed to you if you are a resident of the United States. We do not claim any responsibility to advise you if you are a resident of a country other than the United States with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of, premium, if any, and interest, if any, on, the Notes. If you are not a resident of the United States, you should consult your own legal, tax and financial advisors with regard to these matters.

When we refer to “we,” “our,” “us” and “our Company” in this prospectus supplement, we mean General Motors Financial Company, Inc., excluding its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of Notes.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” section, and our financial statements and the notes to those financial statements.

Overview

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company (“GM”) and a global provider of automobile financing solutions. We offer automobile loans and leases and commercial dealer loans throughout many different regions, subject to local regulations and market conditions. We evaluate our business in two operating segments: North America (the “North America Segment”) and international (the “International Segment”). The North America Segment includes our operations in the United States and Canada. The International Segment includes our operations in all other countries.

Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and our telephone number is (817) 302-7000.

The Offering

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details about the Notes and this offering contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes and the Indenture (as defined below), see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Final terms of any particular series of Notes will be determined at the time of sale and will be contained in the pricing supplement relating to that series of Notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in the “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	General Motors Financial Company, Inc.

Title of Notes	GM Financial Term Notes

Purchasing Agent	InspereX LLC (the “Purchasing Agent”)

Agents	BofA Securities, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Clearing Services, LLC

Selling Group Members	The Agents and dealers comprising the selling group are broker-dealers and securities firms. The Agents, including the Purchasing Agent, have entered into a selling agent agreement with us, dated June 21, 2017 (as amended, supplemented or otherwise modified from time to time, the “Selling Agent Agreement”). Broker-dealers and/or securities firms who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. The Agents and the dealers have agreed to market and sell the Notes in accordance with the terms of those respective agreements and all applicable laws and regulations. You may contact the Purchasing Agent at info@insperex.com for a list of selling group members.

Principal	The principal amount of the Notes will be payable on the maturity date of such Notes as specified in the applicable pricing supplement at the corporate trust office of the trustee under the Indenture or at such other place as we may designate.

Amount	We may issue up to $6,000,000,000 aggregate principal amount of Notes. The Notes will not contain any limitations on our ability to issue additional Notes or any other indebtedness.

Maturity Dates	The Notes will be due from between nine months and 30 years from the date of issue, as specified in the applicable pricing supplement.

Interest

As more fully specified in the applicable pricing supplement, each Note will bear interest from its date of issue, until the principal thereof is paid or duly provided for, at a fixed or floating interest rate. We also may issue Notes with a rate of return, including principal, premium, if any, interest, if any, or other amounts payable, if any, that is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices or other indices or formulae.

Interest on each such Note will be payable as set forth in the applicable pricing supplement.

Ranking	The Notes will be our unsecured senior obligations and will not be guaranteed by any of our subsidiaries unless otherwise provided in the applicable pricing supplement. The Notes will rank senior in right of payment to all of our existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; pari passu in right of payment with all of our existing and future indebtedness that is not so subordinated; effectively junior to any of our secured indebtedness and other secured obligations to the extent of the assets securing such indebtedness or other secured obligations; and effectively junior to any liabilities of our subsidiaries.

We and our subsidiaries have a significant amount of outstanding indebtedness. For a description of such indebtedness, see notes 6, 7 and 9 to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Certain Covenants	We will issue the Notes under the Indenture, which will contain covenants limiting our ability to sell all or substantially all of our assets or merge or consolidate with or into other companies and limiting our and our restricted subsidiaries’ ability to incur certain liens. These covenants are subject to a number of important limitations and exceptions, and in many circumstances may not significantly restrict our or our subsidiaries’ ability to take the actions described above. For more details, see “Description of the Notes—Certain Covenants.”

Redemption	The applicable pricing supplement will indicate whether the Notes are redeemable prior to maturity.

Unless otherwise provided in the applicable pricing supplement, the Notes will not be subject to any sinking fund.

Survivor’s Option	Unless otherwise provided in the applicable pricing supplement, the authorized representative of the beneficial owner of a Note will have the right (the “Survivor’s Option”) to require us to repay the Note prior to its maturity date upon the death of the beneficial owner of such Note. The Survivor’s Option permits the optional repayment of a Note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of such Note within one year of the death of the beneficial owner of the Note, so long as the Note was owned by the beneficial owner (or his or her estate) at least six months prior to such beneficial owner’s death. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of the Notes in any calendar year and (2) the permitted dollar amount of an individual exercise by a holder of the Notes in any calendar year. For more details, see “Description of the Notes—Survivor’s Option.”

Denomination	$1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement.

Use of Proceeds	The proceeds from the sale of the Notes will be added to our general funds and will be available for general corporate purposes. See “Use of Proceeds.”

Sale and Clearance	We will sell the Notes in the United States only. The Notes will be issued in fully registered form and will be represented by Global Securities (as defined in “Global Securities” in the accompanying prospectus) without interest coupons. The Global Securities will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) in New York, New York. Investors may elect to hold interests in the Global Securities through DTC and its direct or indirect participants as described under “Global Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	The Indenture and the Notes will be governed by the laws of the State of New York.

Risk Factors	Investing in the Notes involves risks. You should carefully consider the risk factors set forth or referred to under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Any investment in the Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Notes, including the risks under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Notes

If your Notes include the Survivor’s Option, your ability to exercise this option will be subject to limitations.

If you hold Notes that include the Survivor’s Option, the authorized representative of your estate will be able to exercise the Survivor’s Option only if, at the time of your death, you had held the Notes for a period of at least six months prior to your death. A request to exercise the Survivor’s Option must be made within one year of the death of the beneficial owner of the Notes. In addition, the right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises of the Survivor’s Option by all holders of Notes in any calendar year and (2) the permitted dollar amount of an individual exercise of the Survivor’s Option by the holder of a Note in any calendar year.

The Notes are subject to laws of the State of New York that limit the amount of interest that can be charged and paid on such an investment. This could limit the amount of interest you may receive on the Notes.

The State of New York has usury laws that limit the amount of interest that can be charged and paid on loans, which include debt securities like the Notes. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan equal to or greater than $250,000 and less than $2,500,000 is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states have laws that regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). We do not intend to claim the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Notes.

The Agents and their affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes and could affect the value of the Notes.

The Agents and their affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the Notes or express opinions or provide recommendations that are inconsistent with investing in or holding the Notes and could affect the value of the Notes. The Agents and their affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the Notes. Any reports, opinions or recommendations expressed by the Agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the rate or market measure to which the Notes may be linked.

Investment in Indexed Notes entails significant risks not associated with similar investments in conventional fixed rate or floating rate Notes.

If you invest in notes indexed to one or more underlying assets, such as interest rates, currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities or other indices or formulas, you will be subject to significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include fluctuation of the underlying assets and the possibility that you will lose some or all principal or receive a lower or no premium or interest, and at different times, than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of Indexed Notes (as defined herein) contains a multiplier or leverage factor, the effect of any change in the assets underlying such index or formula will be magnified.

Although past experience is not necessarily indicative of what may occur in the future, values of certain underlying assets have been highly volatile in recent years, and volatility in those and other underlying assets may occur in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus supplement, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or “anticipate” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus supplement will happen as described or that they will happen at all. You should read this prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file from time to time with the SEC and incorporate by reference herein.

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will add the proceeds from the sale of the Notes to our general funds and they will be available for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions.

DESCRIPTION OF THE NOTES

General

We will issue the Notes under an indenture, dated as of June 21, 2017 (as amended or supplemented from time to time, the “Indenture”), among, inter alia, us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (in such capacity, the “Trustee”). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and the holders of Notes are referred to the Indenture and the TIA for a statement thereof. General terms and provisions of the Indenture and the Notes are summarized below. This “Description of the Notes” supplements the “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. In the event the terms and conditions in this prospectus supplement conflict with the terms and conditions in the applicable pricing supplement, the terms and conditions of the pricing supplement shall control. For additional information about the terms and provisions of the Notes and the Indenture, you should review the actual Notes and the Indenture, which are on file with the SEC. You also may review the Indenture at the offices of the Trustee. The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, the terms “we,” “us,” “our” and “our Company” refer only to General Motors Financial Company, Inc. and not to any of its Subsidiaries or affiliates. Whenever we refer to particular provisions of the Indenture or the defined terms contained in the Indenture, those provisions and defined terms are incorporated by reference in this prospectus supplement and any applicable pricing supplement.

We may issue Notes that bear interest at a fixed rate described in the applicable pricing supplement (the “Fixed Rate Notes”). We may issue Notes that bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the applicable pricing supplement (the “Floating Rate Notes”). In some cases, the interest rate of a Floating Rate Note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A Floating Rate Note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the rate of interest and/or the interest that may accrue during any interest period (as defined below). We also may issue Notes that provide that the rate of return, including the principal, premium, if any, interest, if any, or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock or other indices, or other financial or market measures, formulae or reference assets, or any combination of the above, in each case, as specified in the applicable pricing supplement (the “Indexed Notes”).

We will identify the calculation agent for any Floating Rate Notes or Indexed Notes in the applicable pricing supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium, if any, interest, if any, or other amounts payable, if any, applicable to the Floating Rate Notes or Indexed Notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any Floating Rate Note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date (as defined below) for the Floating Rate Note. We may replace any calculation agent or elect to act as the calculation agent for some or all of the Notes, and the calculation agent also may resign.

Notes issued in accordance with this prospectus supplement and the applicable pricing supplement will also have the following general characteristics, unless otherwise provided in the applicable pricing supplement:

•

the Notes will be our unsecured senior obligations and will rank (i) senior in right of payment to all of our existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes, (ii) pari passu in right of payment with all of our existing and future indebtedness that is not so subordinated, (iii) effectively junior to any of our secured indebtedness and other secured obligations to the extent of the assets securing such indebtedness or other secured obligations and (iv) effectively junior to any liabilities of our Subsidiaries;

•	the Notes may be offered from time to time by us through the Purchasing Agent or by us directly, and each Note will mature on a day that is from nine months to 30 years from its issue date;

•	the Notes will not be subject to any sinking fund;

•

the authorized representative of a beneficial owner of a Note will have the right to require us to repay such Note prior to its maturity date upon the death of the beneficial owner of such Note, as described under “—Survivor’s Option”; and

•	the Notes will be issued in minimum denominations of $1,000, and in multiples of $1,000.

In addition, the pricing supplement relating to each offering of Notes will describe specific terms of such Notes, including:

•	the principal amount of the Notes offered;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the Notes, at which the Notes will be issued to the public;

•	the Purchasing Agent’s concession;

•	the net proceeds to us;

•	the date on which the Notes will be issued to the public;

•	the stated maturity date of the Notes;

•	whether the Notes are Fixed Rate Notes, Floating Rate Notes or Indexed Notes;

•

the method of determining and paying interest, including any interest rate basis or bases, any initial interest rate or method for determining any initial interest rate, any interest reset dates, any interest payment dates, any index maturity and any maximum or minimum interest rate, as applicable;

•	any spread or spread multiplier applicable to Floating Rate Notes or Indexed Notes;

•	the method for the calculation and payment of principal, premium, if any, interest, if any, or other amounts payable, if any;

•	the interest payment frequency;

•	the securities exchange on which we will list the Notes offered, if any;

•	whether the Notes may be redeemed at our option or repaid at the option of the holder prior to their maturity date and, if so, the provisions relating to such redemption or repayment;

•	special U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, if any; and

•	any other material terms of the Notes that are different from those described in this prospectus supplement and that are not inconsistent with the provisions of the Indenture.

Further Issuances

The Indenture does not limit the amount of other debt that we may incur. We may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Indenture in addition to the Notes.

Payment of Principal and Interest

Principal, premium, if any, interest, if any, or other amounts payable, if any, on the Notes will be paid to owners of a beneficial interest in the Notes in accordance with the arrangements then in place between the paying agent and DTC, as the depository, and its participants as described under “Global Securities” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the following terms apply.

Interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at maturity, or on the date of redemption or repayment if a Note is redeemed or repaid prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the “interest payment date” for each Note with the stated interest payment frequencies will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Twentieth day of each calendar month, beginning in the first calendar month following the month in which the Note was issued.

Quarterly	Twentieth day of every third month, beginning in the third calendar month following the month in which the Note was issued.

Semi-annually	Twentieth day of every sixth month, beginning in the sixth calendar month following the month in which the Note was issued.

Annually	First day of every twelfth month, beginning in the twelfth calendar month following the month in which the Note was issued.

If the interest payment date or maturity date for a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the amount payable on that next Business Day for the period from and after the interest payment date or the maturity date, as the case may be. If the interest payment date for a Floating Rate Note falls on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. However, if an interest payment date for a SOFR Note or Compounded SOFR Note (each as defined below) falls on a day that is not a Business Day, and the next Business Day is in the next calendar month, then the interest payment date will be the immediately preceding Business Day. In each case, except for an interest payment date falling on the maturity date, the interest periods and the interest reset dates for a Floating Rate Note will be adjusted accordingly to calculate the amount of interest payable on that Floating Rate Note. If the maturity date for a Floating Rate Note falls on a day that is not a Business Day, the payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the amount payable on the next succeeding Business Day for the period from and after the maturity date.

Interest payments will include interest accrued from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be.

Interest will be payable to the person in whose name a beneficial interest in a Note is registered at the close of business on the regular record date before each interest payment date. Interest payable at maturity, on a date of redemption or repayment, or in connection with the exercise of a Survivor’s Option will be payable to the person to whom principal is payable. Unless otherwise specified in the applicable pricing supplement, and except in the case of interest payable annually, the regular record date for an interest payment date will be the first day of the calendar month in which the interest payment date occurs, whether or not that day is a Business Day and, in the case of interest payable annually, the Business Day immediately preceding such interest payment date. The principal and interest payable at maturity will be paid to the person in whose name the beneficial interest is registered at the time of payment.

Unless otherwise specified in the applicable pricing supplement, we will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments, including, without limitation, any withholding tax, will be the responsibility of the holders of beneficial interests in the Notes in respect of which such payments are made.

Interest and Interest Rates

Each Note will bear interest from the date of issue until the principal of the Note is paid or made available for payment. The applicable pricing supplement will specify whether the offered Notes are Fixed Rate Notes, Floating Rate Notes or Indexed Notes. Unless otherwise specified in the applicable pricing supplement, the following terms will apply.

Fixed Rate Notes

Each Fixed Rate Note will begin to accrue interest on its issue date and continue to accrue interest until its stated maturity date or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate per year payable monthly, quarterly, semi-annually or annually. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Notes

Interest Rate Bases

Each Floating Rate Note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate, in which case the Note will be a “federal funds rate Note”;

•	the secured overnight financing rate, in which case the Note will be a “SOFR Note”;

•	a compounded secured overnight financing rate, in which case the Note will be a “Compounded SOFR Note”;

•	the prime rate, in which case the Note will be a “prime rate Note”;

•	the treasury rate, in which case the Note will be a “treasury rate Note”; or

•	any other interest rate formula as may be specified in the applicable pricing supplement.

The specific terms of each Floating Rate Note, including the initial interest rate, or the method for determining the initial interest rate, in effect until the first interest reset date, will be specified in the applicable pricing supplement. Thereafter, the interest rate will be determined by reference to the specified interest rate basis or formula, plus or minus the spread, if any, and/or multiplied by the spread multiplier, if any. The “spread” is the number of basis points to be added to or subtracted from the base rate. The “spread multiplier” is the percentage by which the base rate is multiplied in order to calculate the applicable interest rate. A Floating Rate Note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the rate of interest and/or the interest that may accrue during any interest period.

In addition, the interest rate on a Floating Rate Note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Interest Reset Dates

The interest rate of each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually or annually, as we specify in the applicable pricing supplement. The interest rate in effect from the issue date to the first interest reset date for a Floating Rate Note will be the initial interest rate, as specified in the applicable pricing supplement or determined in accordance with the method specified in the applicable pricing supplement. The dates on which the interest rate for a Floating Rate Note will be reset (each an “interest reset date”) will be specified in the applicable pricing supplement.

If any interest reset date for any Floating Rate Note falls on a day that is not a Business Day for such Floating Rate Note, the interest reset date for the Floating Rate Note will be postponed to the next day that is a Business Day for the Floating Rate Note. However, in the case of a SOFR Note or Compounded SOFR Note, if the next Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day.

Interest Determination Dates

The “interest determination date” for an interest reset date will be:

•	for a federal funds rate Note or a prime rate Note, the Business Day immediately preceding the interest reset date;

•	for a SOFR Note or Compounded SOFR Note, the second U.S. Government Securities Business Day immediately preceding the interest reset date;

•	for a treasury rate Note, the day of the week in which the interest reset date falls on which Treasury bills (as defined below) of the applicable index maturity would normally be auctioned; and

•

for a Floating Rate Note for which the interest rate is determined by reference to two or more base rates, the interest determination date will be the most recent Business Day that is at least two Business Days prior to the applicable interest reset date for the Floating Rate Note on which each applicable base rate is determinable.

The “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

Calculation Date

The calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a Floating Rate Note for the related interest period. The calculation date will be the earlier of:

(1)	the tenth calendar day after the related interest determination date or, if that day is not a Business Day, the next succeeding Business Day, or

(2)	the Business Day immediately preceding the applicable interest payment date, the maturity date or the redemption or prepayment date, as the case may be.

Interest Payments

Each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”).

For each Floating Rate Note, the calculation agent will determine the interest rate for the applicable interest period and will calculate the amount of interest accrued during each interest period. Except as otherwise set forth below, accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•	for Floating Rate Notes other than treasury rate Notes, the daily interest factor will be computed on the basis of the actual number of days in the relevant period divided by 360; and

•	for treasury rate Notes, the daily interest factor will be computed on the basis of the actual number of days in the relevant period divided by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless we specify otherwise in the applicable pricing supplement, all percentages resulting from any calculation with respect to a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a Floating Rate Note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions below and/or in the applicable pricing supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant Floating Rate Notes and its affiliates.

At the request of the holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect for that Floating Rate Note and, if different, the interest rate that will become effective on the next interest reset date as a result of a determination made on the most recent interest determination date with respect to the Floating Rate Note.

SOFR Notes

SOFR Notes will bear interest at the rates, calculated with reference to SOFR, adjusted by any spread or spread multiplier specified in the applicable pricing supplement. In no event will the interest on SOFR Notes be less than zero.

Unless otherwise specified in the applicable pricing supplement, “SOFR” means, with respect to any interest period:

(1)

the rate equal to the secured overnight financing rate as administered by the New York Federal Reserve for the applicable interest determination date published as of 5:00 p.m. (New York time), on the U.S. Government Securities Business Day immediately following such interest determination date (the “SOFR Determination Time”); or

(2)	if the rate referred to in clause (1) does not appear by the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website (as defined below) for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

As used in this “SOFR Notes” section, the following terms have the meanings assigned to them:

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Compounded SOFR Notes

Each Compounded SOFR Note will bear interest at the rates, calculated with reference to Compounded SOFR, adjusted by any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount of interest accrued and payable on the Compounded SOFR Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR Notes multiplied by (ii) the product of (a) the interest rate (Compounded SOFR, adjusted by any applicable spread or spread multiplier) for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

Unless otherwise specified in the applicable pricing supplement, “Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below:

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the latter interest payment date relating to such interest period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the latter interest payment date for such interest period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Compounded SOFR Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first floating rate interest payment date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)

notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

As used in this “Compounded SOFR Notes” section, the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes

Each treasury rate Note will bear interest at the treasury rate plus or minus any spread, or multiplied by any spread multiplier, described in the applicable pricing supplement. Except as provided below, the treasury rate for each interest period will be calculated on the interest determination date for the related interest reset date.

The “treasury rate” for any interest determination date will be the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the applicable pricing supplement, as specified under the caption “INVEST RATE” on the display on Reuters on screen page USAUCTION10 or USAUCTION11.

If the rate cannot be determined as described above, the treasury rate will be determined as follows:

(1)

If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield (as defined below) of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

(2)

If the alternative rate referred to in (1) above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills (secondary market).”

(3)

If the alternative rate referred to in (2) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include an Agent or its affiliates, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

(4)	If the dealers selected by the calculation agent are not quoting as mentioned in (3) above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The “bond equivalent yield” will be calculated using the following formula:

bond equivalent yield	=	D × N	x	100
360-(D × M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15 Daily Update” means the daily update of selected U.S. government and Federal Reserve series, available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/, or any successor site or publication.

Federal Funds Rate Notes

Each federal funds rate Note will bear interest at the federal funds rate plus or minus any spread, or multiplied by any spread multiplier, described in the applicable pricing supplement. Except as provided below, the federal funds rate for each interest period will be calculated on the interest determination date for the related interest reset date.

If “Federal Funds (Effective) Rate” is specified in the applicable pricing supplement, the federal funds rate for any interest determination date will be the rate on that date for U.S. dollar federal funds, as published in H.15 Daily Update under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT” (“Reuters Page FedFunds1).” If this rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FedFunds1, the federal funds rate will be the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If this alternate rate is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent. If fewer than three brokers selected by the calculation agent are so quoting, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Open Rate” is specified in the applicable pricing supplement, the federal funds rate will be the rate on that interest determination date set forth under the heading “Federal Funds” opposite the caption “Open” and displayed on Reuters on Page 5 (“Reuters Page 5”), or if that rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that interest determination date displayed on the FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on the FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Target Rate” is specified in the applicable pricing supplement, the federal funds rate will be the rate on that interest determination date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for the applicable interest determination date will be the rate for that day appearing on Reuters on page USFFTARGET= (“Reuters Page USFFTARGET=”). If that rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

Prime Rate Notes

Each prime rate Note will bear interest at the prime rate plus or minus any spread or multiplied by any spread multiplier described in the applicable pricing supplement. Except as provided below, the prime rate for each interest period will be calculated on the interest determination date for the related interest reset date.

The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15 Daily Update prior to 3:00 P.M., New York City time, on the related calculation date for that interest determination date under the heading “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on Reuters on page USPRIME1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Indexed Notes

We may issue Indexed Notes, in which the amount of principal, premium, if any, interest, if any, or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more, or any combination of:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	inflation rates;

•	stock or other indices; or

•	other formulae, financial or market measures or reference assets;

in each case as specified in the applicable pricing supplement. In this prospectus supplement, we may refer to these as “reference assets.”

Holders of some types of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of the Notes, depending upon the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

We will provide the method for determining the principal, premium, if any, interest, if any, or other amounts payable, if any, in respect of that Indexed Note, certain historical information with respect to the specified index or indexed items and specific risk factors relating to that particular type of Indexed Note in the applicable pricing supplement. The applicable pricing supplement also will describe the tax considerations associated with an investment in the Indexed Notes if they differ from those described in the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

The applicable pricing supplement for Indexed Notes also will identify the calculation agent that will calculate the amounts payable with respect to the Indexed Notes. Upon the request of the holder of an Indexed Note, the calculation agent will provide, if applicable, the current index, principal, premium, if any, rate of interest, interest payable or other amounts payable, if any, in connection with the Indexed Note.

An Indexed Note may provide either for cash settlement or for physical settlement by delivery of the indexed security or securities, or other securities of the types listed above. An Indexed Note also may provide that the form of settlement may be determined at our option or the holder’s option. Some Indexed Notes may be exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

Guarantees

The Notes will not be guaranteed by any of our Subsidiaries unless otherwise provided in the applicable pricing supplement. The Indenture does not require that any of our Subsidiaries, GM or any other person be a guarantor of any series of Notes.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, the Notes will not be redeemable or repayable prior to their stated maturity dates.

If the applicable pricing supplement states that the Note is redeemable at our option prior to its stated maturity date, then on the date or dates specified in the supplement, we may redeem any of those Notes, either in whole or from time to time in part, by giving written notice to the holder of the Note being redeemed at least 10 but not more than 60 days before the redemption date or dates specified in that supplement.

If the applicable pricing supplement states that your Note is repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 10 but not more than 60 days prior to the date or dates specified in that supplement. We also must receive the completed form entitled “Option to Elect Repayment” attached to the Indenture. Exercise of the repayment option by the holder of a Note will be irrevocable.

Because the Notes will be represented by Global Securities, DTC, as depository, or its nominee will be treated as the holder of the Notes. Therefore, DTC, or its nominee, will be the only entity that receives notices of redemption of Notes from us, in the case of our redemption of Notes, and will be the only entity that can exercise the right to repayment of Notes, in the case of optional repayment. See “Global Securities” in the accompanying prospectus.

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in the Note to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds the beneficial interest in a Note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The actual redemption or repayment of a Note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the applicable pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the Note plus accrued and unpaid interest to the date or dates of redemption or repayment. Notes will not be redeemed or repaid in part in increments less than their minimum denominations.

We may at any time purchase Notes, including those otherwise tendered for repayment by a holder, or a holder’s duly authorized representative through the exercise of the Survivor’s Option described below, at any price or prices in the open market or otherwise. If we purchase Notes in this manner, we will have the discretion to either hold or resell these Notes or surrender these Notes to the Trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a Note in which we agree to repay that Note, if requested by the authorized representative of the beneficial owner of that Note, following the death of the beneficial owner of the Note, so long as the Note was acquired by the beneficial owner at least six months prior to the request and certain documentation requirements are satisfied. Unless otherwise stated in the applicable pricing supplement, the Survivor’s Option will apply to the Notes.

If the Survivor’s Option is applicable to a Note, upon the valid exercise of the Survivor’s Option and the proper tender of the Note for repayment, we will repay that Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in the Note, plus any accrued and unpaid interest to the date of repayment.

To be valid, within one year of the date of the death of the deceased beneficial owner, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Note under the laws of the applicable jurisdiction (including, without limitation, the personal representative of, or the executor of the estate of, the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

A beneficial owner of a Note is a person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that Note, as well as the right to receive payment of the principal of the Note.

The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that Note, and the entire principal amount of the Note held in this manner will be subject to repayment by us upon exercise of the Survivor’s Option. However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the Note, and only the deceased beneficial owner’s percentage interest in the principal amount of the Note will be subject to repayment.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of that Note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of the Note, if the beneficial ownership interest can be established to the satisfaction of the Trustee and us. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest in a Note will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in that Note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of (i) $2,000,000 and (ii) 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s

Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of Notes in any calendar year to $250,000. In addition, we will not permit the exercise of the Survivor’s Option for a principal amount less than $1,000, and we will not permit the exercise of the Survivor’s Option if such exercise will result in a Note with a principal amount of less than $1,000 outstanding. If, however, the original principal amount of a Note was less than $1,000, the authorized representative of the deceased beneficial owner of the Note may exercise the Survivor’s Option, but only for the full principal amount of the Note.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. An election to exercise the Survivor’s Option will be accepted in the order that it was received by the Trustee, except for any Note the acceptance of which would contravene any of the limitations described above. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a Note tendered pursuant to a valid exercise of the Survivor’s Option is November 1, 2022, and interest on that Note is paid monthly, we would normally, at our option, repay or repurchase that Note on the interest payment date occurring on December 15, 2022, because the November 15, 2022 interest payment date would occur less than 20 days from the date of acceptance. Each tendered Note that is not accepted in a calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered. If a Note tendered through a valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that Note has not been accepted for repayment.

Because the Notes will be represented by Global Securities, DTC, as depository, or its nominee will be treated as the holder of the Notes and will be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment of a Note pursuant to exercise of the Survivor’s Option, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the Note is held by the deceased beneficial owner within one year of the date of death of the beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•	appropriate evidence satisfactory to the Trustee that:

(a)

the deceased was the beneficial owner of the Note at the time of death and his or her interest in the Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment;

(b)	the death of the beneficial owner has occurred and the date of death; and

(c)	the representative has authority to act on behalf of the deceased beneficial owner;

•

if the beneficial interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from the nominee attesting to the deceased’s beneficial ownership of that Note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant’s entitlement to payment; and

•

any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Note.

In turn, the broker or other entity will deliver each of these items to the Trustee and will certify to the Trustee that the broker or other entity represents the deceased beneficial owner.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties. For the avoidance of doubt, we also retain the right to reject in our sole discretion any exercise of the Survivor’s Option where the deceased held no or only a minimal beneficial ownership interest in the Notes and entered into arrangements with third parties in relation to the Notes prior to death for the purpose of permitting or attempting to permit those third parties to directly or indirectly benefit from the exercise of the Survivor’s Option.

The broker or other entity will be responsible for disbursing payments received from the Trustee to the authorized representative. See “Global Securities” in the accompanying prospectus.

Forms for the exercise of the Survivor’s Option are attached to the Indenture, which is on file with the SEC.

Certain Covenants

In addition to the covenants described under “Description of Debt Securities—Certain Covenants” in the accompanying prospectus, unless otherwise set forth in the applicable pricing supplement, the Notes will be subject to the following restrictive covenant:

Liens

The Indenture provides that our Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Corporate Existence

Subject to the covenant described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants—Merger, Consolidation or Sale of Assets,” we shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) our corporate existence in accordance with our organizational documents (as the same may be amended from time to time) and (ii) our rights (charter and statutory), licenses and franchises; provided that we shall not be required to preserve any such right license or franchise if our board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of our Company and our Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Notes.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition has been provided.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Bank Lines” means, with respect to us or any of our Restricted Subsidiaries, one or more debt facilities with banks or other lenders providing for revolving credit loans and/or letters of credit.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed and, in the case of SOFR Notes or Compounded SOFR Notes, is also a U.S. Government Securities Business Day.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities and all goodwill, trade names, trademarks, unamortized debt discounts and expense and other like intangibles of our Company and our consolidated Subsidiaries, all as set forth in the most recent balance sheet of our Company and our consolidated Subsidiaries prepared in accordance with GAAP.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by us, any of our Restricted Subsidiaries or any Receivables Entity for the purpose of providing credit support for one or more Receivables Entities or any of their respective securities, debt instruments, obligations or other Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, consistently applied.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (“UCC”)).

“Non-Domestic Entity” means a Person not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Permitted Liens” means:

(i)	Liens existing on the date of the Indenture;

(ii)	Liens to secure securities, debt instruments or other Indebtedness of one or more Receivables Entities or guarantees thereof;

(iii)	Liens to secure Indebtedness under a Residual Funding Facility or guarantees thereof;

(iv)

Liens to secure Indebtedness and other obligations (including letter of credit indemnity obligations and obligations relating to expenses with respect to debt facilities) under Bank Lines or guarantees thereof;

(v)

Liens on spread accounts, reserve accounts and other credit enhancement assets, Liens on the Capital Stock of our Subsidiaries, substantially all of the assets of which are spread accounts, reserve accounts and/or other credit enhancement assets, and Liens on interests in one or more Receivables Entities, in each case incurred in connection with Credit Enhancement Agreements, Residual Funding Facilities or issuances of securities, debt instruments or other Indebtedness by a Receivables Entity;

(vi)	Liens on property existing at the time of acquisition of such property (including properties acquired through merger or consolidation);

(vii)

Liens securing Indebtedness incurred to finance the construction or purchase of property of our Company or any of our Subsidiaries (but excluding Capital Stock of another Person); provided that any such Lien may not extend to any other property owned by our Company or any of our Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the later of the acquisition or completion of construction of the property subject to the Lien;

(viii)	Liens securing Hedging Obligations;

(ix)

Liens to secure any Refinancing Indebtedness incurred to refinance any Indebtedness and all other obligations secured by any Lien referred to in the foregoing clause (i); provided that such new Lien shall be limited to all or part of the same property or type of property that secured the original Lien, and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (i) of this definition at the time the original Lien became a Permitted Lien;

(x)	Liens in favor of us or any of our Restricted Subsidiaries;

(xi)	Liens of our Company or any Restricted Subsidiary of our Company with respect to obligations that do not exceed five percent of Consolidated Net Tangible Assets;

(xii)

Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);

(xiii)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(xiv)

Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ and similar Liens, in each case for sums not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(xv)

Liens related to minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(xvi)	Liens on equipment of our Company or any of our Restricted Subsidiaries granted in the ordinary course of business;

(xvii)	deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(xviii)	purported Liens evidenced by filings of precautionary UCC financing statements relating solely to operating leases of personal property;

(xix)	Liens evidenced by UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by us or any Restricted Subsidiary in the ordinary course of business;

(xx)	Liens on accounts, payment intangibles, chattel paper, instruments and/or other Receivables granted in connection with sales of any of such assets;

(xxi)	Liens on Receivables and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and

(xxii)	Liens in favor of a Guarantor or any of its Subsidiaries.

“Permitted Receivables Financing” means any facility, arrangement, transaction or agreement (i) pursuant to which our Company or any Restricted Subsidiary finances the acquisition or origination of Receivables with, or sells Receivables that it has acquired or originated to, a third party on terms that the board of directors has concluded are customary and market-standard, and/or (ii) that grants Liens to, or permits filings of precautionary UCC financing statements by, the third party against our Company or our Restricted Subsidiaries, as applicable, under such facility, arrangement, transaction or agreement relating to the subject Receivables, related assets and/or proceeds.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government, governmental agency or political subdivision thereof or any other entity.

“Receivable” means each of the following: (i) any right to payment of a monetary obligation, including, without limitation, any promissory note, financing agreement, installment sale contract, lease contract, insurance and service contract, and any credit, debit or charge card receivable, and (ii) any assets related to such receivables, including, without limitation, any collateral securing, or property leased under, such receivables.

“Receivables Entity” means each of the following: (i) any Person (whether or not a Subsidiary of our Company) established for the purpose of transferring or holding Receivables or issuing securities, debt instruments or other Indebtedness backed by Receivables and/or Receivable-backed securities, regardless of whether such Person is an issuer of securities, debt instruments or other Indebtedness; and (ii) any Subsidiary of our Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements, regardless of whether such Person is an issuer of securities, debt instruments or other Indebtedness.

“Refinancing Indebtedness” means any Indebtedness of our Company or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of our Company or any of our Restricted Subsidiaries.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to us or any Subsidiary based upon residual, subordinated or retained interests in Receivables Entities or any of their respective securities, debt instruments or other Indebtedness.

“Restricted Subsidiary” means any Subsidiary of our Company that is not a Receivables Entity or Non-Domestic Entity.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any business trust in respect to which such Person or one or more of the other Subsidiaries of that Person (or a combination hereof) is the beneficial owner of the residual interest and (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes issued pursuant to the Notes program, but does not purport to be a complete analysis of all potential tax effects. This discussion does not address the material U.S. federal income tax consequences of every type of Note which may be issued under our Notes program, including Indexed Notes, and it does not address all the material tax consequences of any Notes issued under our Notes program. The U.S. federal income tax consequences of the purchase, ownership and disposition of Indexed Notes will be discussed in the applicable pricing supplement. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes.

This discussion only applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) has authority to control the substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	persons subject to the alternative minimum tax;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The following discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.

Payments of Stated Interest

Stated interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount

The Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. Generally, a Note will be treated as issued with OID if the stated principal amount of the Note exceeds its issue price (as described above) by an amount equal to or greater than a statutorily defined de minimis amount. Generally, de minimis OID is equal to 0.0025 of the stated principal amount multiplied by the number of complete years to maturity. In the event any Note is issued with OID, U.S. Holders will generally be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of the U.S. Holder’s regular method of tax accounting. As a result, U.S. Holders will generally include any OID in income in advance of the receipt of cash attributable to such income.

In the event that a Note (other than a Short-Term Note as discussed below under the caption “—Short-Term Notes”) is issued with OID, the amount of OID includible in income by a U.S. Holder is the sum of the “daily portions” of OID with respect to a Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such Note (“accrued OID”). A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of a Note may be of any length up to one year and may vary in length over the term of the Note, provided that each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a Note at the start of any accrual period is generally equal to its issue price, increased by the accrued OID for each prior accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. If a Floating Rate Note is issued with OID, the Treasury Regulations that apply to determine the amount of interest, if any, that is treated as qualified stated interest, and that describe the method of calculating and accruing OID on the Note, will be discussed in the applicable pricing supplement.

A U.S. Holder may elect, subject to certain limitations, to include in gross income all interest on a Note as OID and calculate the amount includible in gross income on a constant yield basis as described above. For purposes of this election, interest includes stated interest, OID and de minimis OID. This election is made for the taxable year in which the U.S. Holder acquired the Note and may not be revoked without the consent of the IRS. U.S. Holders should consult their tax advisors about this election.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note, increased by any OID previously included in income with respect to the Note and decreased by the amount of any cash payments previously made on the Note to the U.S. Holder other than payments of stated interest. Subject to the discussion below under the caption “—Short-Term Notes,” any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Floating Rate Notes

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that a Floating Rate Note will qualify as a “variable rate debt instrument.” Under the applicable Treasury Regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with OID. In general, for this purpose, a variable rate debt instrument may be required to be converted into an equivalent fixed rate debt instrument and then analyzed under the rules described above in “—Original Issue Discount.” U.S. Holders should consult their tax advisors with respect to the method of converting a variable rate debt instrument into a fixed rate debt instrument and the application of these rules. Other than amounts treated as OID, all stated interest that is unconditionally payable in cash or in property (other than our debt instruments) will constitute qualified stated interest and will be taxed as described above in “—Payments of Stated Interest.” If a Floating Rate Note does not qualify as a “variable rate debt instrument,” the Floating Rate Note will be treated as a “contingent payment debt instrument,” the treatment of which will be described in the applicable pricing supplement.

Short-Term Notes

Under the applicable Treasury Regulations, a Note that matures (after taking into account the last possible date that the Note could be outstanding under its terms) one year or less from its date of issuance (a “Short-Term Note”) will be treated as being issued with OID, the amount of which will be equal to the excess of the sum of all payments (including stated interest, if any) on the Short-Term Note over its issue price. In general, a cash-method U.S. Holder of a Short-Term Note will not be required to accrue OID on a Short-Term Note for U.S. federal income tax purposes unless such U.S. Holder elects to do so. A cash-method U.S. Holder that does not make this election will include the stated interest payments on a Short-Term Note, if any, as ordinary interest income at the time they are received. If a U.S. Holder makes the election described above or is an accrual-method U.S. Holder, such U.S. Holder will be required to include in income OID on a Short-Term Note as it accrues on a straight-line basis, unless such U.S. Holder elects to use the constant-yield method (based on daily compounding).

Upon a sale or other taxable disposition of a Short-Term Note, any gain recognized by a U.S. Holder will be treated as ordinary income to the extent of the OID accrued, if any, on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) and otherwise as short-term capital gain. Any loss recognized by a U.S. Holder will be treated as short-term capital loss. A U.S. Holder that is a cash-method taxpayer and does not elect to include the OID in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry a Short-Term Note until such U.S. Holder includes the OID on the Short-Term Note in income. U.S. Holders should consult their tax advisors regarding these deferral rules.

Redeemable Notes

We may have the option to redeem certain Notes prior to the Maturity Date, or a U.S. Holder may have the option to require the Notes to be repaid prior to the Maturity Date. Notes containing these features may be subject to rules that differ from the general rules discussed above. Any additional U.S. federal income tax consequences arising as a result of the existence of these features with respect to a series of Notes will be discussed in the applicable pricing supplement.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a Note (including with respect to accrued OID) or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the its taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that it has furnished a correct taxpayer identification number and that the IRS has not notified the holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

PLAN OF DISTRIBUTION

Under the terms of the Selling Agent Agreement, the Notes will be offered on a delayed or continuous basis through InspereX LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC, who have agreed to use their reasonable efforts to solicit purchases of the Notes. We may also appoint additional Agents to solicit sales of the Notes and any solicitation and sale of the Notes by such additional Agents will be substantially on the same terms and conditions to which the Agents have agreed. We will pay the Agents a gross selling concession to be divided among themselves as we shall agree. Unless otherwise set out in the applicable pricing supplement, the concession will be payable to the Purchasing Agent in the form of a discount ranging from 0.300% to 3.150% of the non-discounted price for each Note sold. We will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

In addition, we may sell Notes directly on our own behalf.

Following the solicitation of orders, the Agents, severally and not jointly, may purchase Notes from us through the Purchasing Agent as principal for their own accounts. The Notes will be resold to one or more investors and other purchasers at a fixed public offering price. However, the Agents at their election may resell the Notes to fee-based accounts net of the applicable sales concession, in which case an Agent may not retain the applicable sales concession or a portion thereof. The Agents may sell Notes to any such dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not, during the distribution of the Notes, be in excess of the discount to be received by such agent from the Purchasing Agent. The Purchasing Agent may sell Notes to any such dealer at a discount not in excess of the discount it received from us. After the initial public offering of Notes to be resold by an Agent to investors and other purchasers, we may change the public offering price (for Notes to be resold at a fixed public offering price), the concession and the discount.

Each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Notes may be offered for sale only in the United States where it is legal to make such offers. Only offers and sales of the Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where this prospectus supplement and the accompanying pricing supplement must be delivered, are made pursuant to the registration statement of which the accompanying prospectus, as supplemented by this prospectus supplement and any pricing supplement, is a part.

Each Agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes this prospectus supplement or the accompanying pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any other Agent will have responsibility therefore.

The Notes will not have an established trading market when issued. Unless otherwise stated in the applicable pricing supplement, we do not intend to apply for the listing of the Notes on any securities exchange in the United States, but have been advised by the Agents that the Agents intend to make a market in the Notes as permitted by applicable laws and regulations. The Agents may make a market in the Notes but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you as to the liquidity of any trading market for any Notes. All secondary trading in the Notes will settle in immediately available funds.

In connection with an offering of the Notes, the rules of the SEC permit the Purchasing Agent to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Purchasing Agent creates a short position in the Notes in connection with an offering of the Notes (i.e., if it sells a larger principal amount of the Notes than is set forth on the cover page of the applicable pricing supplement), the Purchasing Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC act as lenders and/or as agents under our credit facilities. Certain of the Agents and certain of their affiliates may also have lending relationships with our ultimate parent, GM.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon our behalf by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters will be passed upon for the Agents by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read any document that we file at the Internet site maintained by the SEC at www.sec.gov, which contains reports and other information regarding registrants that file electronically, including us. Except for the documents listed below, we are not incorporating the contents of the SEC website into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC that is incorporated by reference will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the date of completion of this offering (provided, however, that this prospectus supplement does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 2, 2022;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on April 27, 2022, for the fiscal quarter ended June 30, 2022, filed with the SEC on July 26, 2022, and for the fiscal quarter ended September 30, 2022, filed with the SEC on October 25, 2022; and

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2022, April 5, 2022, April 7, 2022, June 9, 2022 and October 12, 2022.

You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and phone number:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

You may also find additional information about us, including the documents mentioned above, on our website at www.gmfinancial.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

PROSPECTUS

GENERAL MOTORS FINANCIAL COMPANY, INC.

Preferred Stock

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and “our Company” in this prospectus, we mean General Motors Financial Company, Inc., excluding its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

In this prospectus, unless the context indicates otherwise, “securities” means, collectively, any preferred stock or debt securities offered hereby.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In connection with this, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” in this prospectus and in the reports we file from time to time with the SEC and incorporate by reference herein.

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.gmfinancial.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 2, 2022.

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on April 27, 2022, for the fiscal quarter ended June 30, 2022, filed with the SEC on July 26, 2022, and for the fiscal quarter ended September 30, 2022, filed with the SEC on October 25, 2022.

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, April 5, 2022, April 7, 2022, June 9, 2022 and October 12, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company (“GM”) and a global provider of automobile financing solutions. We offer automobile loans and leases and commercial dealer loans throughout many different regions, subject to local regulations and market conditions. We evaluate our business in two operating segments: North America (the “North America Segment”) and international (the “International Segment”). The North America Segment includes our operations in the United States and Canada. The International Segment includes our operations in all other countries.

Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and our telephone number is (817) 302-7000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to Securities

We cannot assure you that active trading markets will develop for any securities.

Unless otherwise indicated in the applicable prospectus supplement, each series of securities will be a new issue of securities with no established trading market, and we do not intend to apply for a listing of any securities on any national securities exchange or any automated dealer quotation system. There may be little or no secondary market for any securities and, for certain of our debt securities referred to as “term notes,” the secondary market for such securities may have lower liquidity than other types of debt securities offered hereby. Even if a secondary market for a series of securities develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Any applicable underwriters will not be obligated to make a market in any securities after the applicable offering is completed and may discontinue market-making with respect to the applicable series of securities without notice. In addition, the liquidity of the trading market in the securities, and the market prices quoted for the applicable securities, may be adversely affected by changes in the overall market for the applicable type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop or continue for any series of securities.

Our ability to service our debt and other obligations is dependent upon our subsidiaries.

We are a holding company with no direct operations and are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any of our indebtedness, and any of our future obligations, and to declare and pay dividends. Our subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or other obligations or to make any funds available therefor. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect and applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us to enable us to pay principal, premium, if any, or interest on our existing indebtedness or other obligations or on any securities when due.

Any adverse rating of securities may cause their trading prices to fall.

We may seek ratings on securities. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including any series of securities. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any rating of any series of securities may not reflect all risks related to us and our business, or the structure or market value of such series of securities. The rating agencies evaluate the automobile finance industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to any series of securities, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the securities to decline significantly.

GM has no obligations under any series of securities and may have interests that conflict with those of the holders of such series of securities.

GM is not a guarantor of, or in any way obligated in connection with, any series of securities issued by us. We are a wholly owned subsidiary of GM. As our parent, GM controls our fundamental corporate policies and transactions, including, but not limited to, the approval of significant corporate transactions. The interests of GM as equity holder and as parent of a captive finance subsidiary may differ from your interests as a holder of a series of securities. For example, GM may have an interest in pursuing, or causing us to pursue, acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as a holder of a series of securities.

Unless otherwise described in the applicable prospectus supplement, our management will have broad discretion to determine how to use the funds raised in an offering of securities and may use them in ways that may not enhance our results of operations.

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include uses for general corporate purposes. In such a case, our management will have significant discretion as to the use of the net proceeds to us from the sale of the securities and could spend the proceeds in ways that do not improve our results of operations.

Risks Related to Preferred Stock

Any preferred stock offered hereby will be equity and will be subordinate to our existing and future indebtedness.

Any shares of preferred stock offered hereby will be equity interests and will not constitute indebtedness of our Company or any of our subsidiaries. As a result, any preferred stock will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of a series of preferred stock then outstanding.

We currently have a substantial amount of outstanding indebtedness, the payment of principal and interest on which reduces the cash available for payment of dividends on our capital stock, including any series of preferred stock offered hereby. The terms of a series of preferred stock will not restrict our business or operations, nor will they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the series of preferred stock described in the applicable prospectus supplement.

A series of preferred stock offered hereby may be junior to other preferred stock we have issued or may issue in the future.

A series of preferred stock will be junior as to payment of dividends to any series of our preferred stock that may be issued (with the requisite vote or consent of the holders of the applicable series of preferred stock and all other series of parity stock that we have issued or may issue with like voting rights, voting together as a single class) in the future that is expressly stated to be senior to the applicable series of preferred stock as to payment of dividends and the distribution of assets upon liquidation or winding up of our Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any of those shares that rank senior in priority with respect to dividends, we may not pay any dividends on the applicable series of preferred stock or redeem or otherwise repurchase any shares of such series of preferred stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the applicable series of preferred stock. In addition, in the event of any liquidation or winding up of our Company, holders of a series of preferred stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation or winding up.

Dividends on a series of preferred stock will be discretionary and subject to restrictions.

Although dividends on a series of preferred stock may be cumulative, such dividends will be discretionary. As a Texas corporation, we are also subject to restrictions on payments of dividends, and any redemption price must be paid out of lawfully available funds. Consequently, if our board of directors (or a duly authorized committee of our board of directors) does not authorize and declare a dividend for any dividend period, holders of a series of preferred stock will not be entitled to receive any such dividend on the relevant dividend payment date. Though each unpaid dividend will accumulate, no interest will accrue on any such accumulated and unpaid dividend. In addition, we may become subject to contractual restrictions on our ability to pay dividends in the future, whether under indebtedness or otherwise.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on a series of preferred stock.

If dividends are not paid in full upon a series of preferred stock or any other class or series of our capital stock we have issued or may issue that has dividend rights on parity with such series of preferred stock (whether such dividends are cumulative or non-cumulative), all dividends declared upon such series of preferred stock and such dividend parity securities, if any, on such dividend payment date will be declared pro rata in proportion to the respective amount of all accumulated, if applicable, but unpaid dividends on such series of preferred stock and all parity stock payable on such dividend payment date. Therefore, if we are not paying full dividends on any outstanding parity securities, we will not be able to pay full dividends on the applicable series of preferred stock.

We may issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks on parity with such series of preferred stock as to dividend rights, rights upon liquidation or voting rights.

We will be able to issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks equally to such series of preferred stock as to dividend payments and rights upon our liquidation or winding up of our affairs pursuant to our Second Amended and Restated Certificate of Formation (our “Certificate of Formation”) and the statement of resolution relating to such series of preferred stock without the vote or consent of the holders of such series of preferred stock. The issuance of additional shares of a series of preferred stock or any additional class or series of our capital stock could have the effect of reducing the amounts available to such series of preferred stock upon our liquidation or the winding up of our affairs. It also may reduce dividend payments on such series of preferred stock if we do not have sufficient funds to pay dividends on all shares of such series of preferred stock outstanding and other classes or series of capital stock with equal priority with respect to dividends.

Although holders of a series of preferred stock will be entitled to limited voting rights, as described in the applicable prospectus supplement, with respect to the circumstances under which the holders of such series of preferred stock will be entitled to vote, each series of preferred stock is expected to vote together as a single class along with all other series of our preferred stock that we have issued or may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of a series of preferred stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued or may issue may be able to control or significantly influence the outcome of any vote.

No series of preferred stock will be convertible into our common stock at any time or have any protection in the event of a change of control.

No series of preferred stock will be convertible into our common stock at any time. In addition, the terms of each series of preferred stock will not contain any provisions that protect the holders of such series of preferred stock in the event that we experience a change of control. Holders of a series of preferred stock are not expected to have any voting rights with respect to any merger or other transaction in which any shares of such series of preferred stock remain outstanding with the terms thereof materially unchanged, or shares of preferred stock into which such series of preferred stock are converted or exchanged in connection therewith contain terms materially unchanged as compared to the terms of such series of preferred stock, taking into account that, upon the occurrence of such merger or other transaction, we may not be the surviving entity. Additionally, a consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

A series of preferred stock may represent a perpetual equity investment in us, in which case we would not be obligated to redeem such series of preferred stock on or after the date it becomes redeemable at our option.

A series of preferred stock may be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. As a result, holders of such preferred stock may be required to bear the financial risks of an investment in such preferred stock for an indefinite period of time.

Any decision we may make at any time to propose a redemption of any series of preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness or any capital stock expressly stated to be senior to such series of preferred stock may limit our ability to redeem such series of preferred stock. If we redeem a series of preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security.

As a holder of preferred stock, you will have limited voting rights.

Holders of preferred stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of a series of preferred stock will have the right to vote only with respect to authorizing classes or series of capital stock senior to such series of preferred stock and with respect to certain fundamental changes in the terms of such series of preferred stock and as otherwise expressly required by Texas law.

Risks Related to Debt Securities

None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries.

We are a holding company with no operations of our own and conduct all of our business through our subsidiaries, which include special purpose finance vehicles that hold a significant portion of our loan and lease portfolio. Our only significant asset is the outstanding capital stock of our subsidiaries, and our subsidiaries have incurred substantial indebtedness. Unless otherwise stated in the applicable prospectus supplement, none of our subsidiaries will guarantee our debt securities offered hereby, and therefore such debt securities will rank effectively junior to any liabilities of our subsidiaries. Notably, a significant portion of our subsidiaries’ receivables have been pledged to secure the repayment of debt issued under their credit or other secured funding facilities or in securitization transactions. Except to the extent that we are recognized as a creditor of such subsidiary, in the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us. For a description of our subsidiaries’ indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Although certain debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered hereby will be our unsecured obligations, and therefore such debt securities will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment to such debt securities and effectively junior to all of our secured indebtedness and other secured obligations, to the extent of the assets securing such indebtedness.

The Indentures (as defined below) permit us to incur additional indebtedness, including secured indebtedness. If we were to default under our obligations under any of our secured indebtedness, our secured creditors could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any series of debt securities. In addition, upon any distribution of assets pursuant to any foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding, secured creditors will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of our unsecured indebtedness, including any series of debt securities, will be entitled to receive any payment with respect thereto. Holders of debt securities would be entitled to participate ratably with holders of our unsecured indebtedness, and potentially with all of our other general creditors, in our remaining assets. As a result, the holders of debt securities may recover proportionally less than holders of secured indebtedness.

The covenants in the Indentures will not necessarily restrict our ability to take actions that may impair our ability to repay any debt securities.

Although the Indentures include or will include covenants that will restrict us from taking certain actions, the terms of these covenants will include important exceptions that you should review carefully before investing in any debt securities. Among other things, the Indentures will not require us or any of our subsidiaries to maintain any financial ratios or repurchase debt securities in the event of a change of control and will not limit our or our subsidiaries’ ability to incur indebtedness, repurchase or prepay any indebtedness, or make investments or other payments. Such actions may adversely affect our ability to perform our obligations under the Indentures and any series of debt securities and could intensify the related risks that we face. This could also lead to the credit rating on any series of debt securities being lowered or withdrawn.

If you purchase redeemable debt securities, we may choose to redeem such securities when prevailing interest rates are relatively low.

If your debt securities are redeemable at our option, we may choose to redeem such securities from time to time. Prevailing interest rates at the time we redeem your debt securities may be lower than the rate borne by such securities as of their original issue date. In such a case, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the debt securities being redeemed. If the prospectus supplement or pricing supplement applicable to a series of debt securities provides that we have the right to redeem such securities, our ability to redeem such securities at our option may affect the market value of such securities. In particular, as the redemption date or dates approach, the market value of the debt securities generally will not rise substantially above the redemption price because of the optional redemption feature.

We are not a bank, and investments in the debt securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other third-party source.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the debt securities are not obligations of, or guaranteed by, any other entity, and only we are obligated to pay the principal of, premium, if any, and interest, if any, on, the debt securities, and only our assets are available for this purpose. No third-party private or government source guarantees return of your investment in the event of a failure by us to pay any interest or premium on, or the principal of, the debt securities. No banking relationship exists between us and investors.

The amount of interest payable on any Floating Rate Notes is set only once per period based on the Benchmark, which rate may fluctuate substantially.

The amount of interest payable on certain series of debt securities (“Floating Rate Notes”) may bear interest at a floating rate determined by reference to one or more interest rate bases, such as the federal funds rate, the treasury rate, the prime rate, the secured overnight financing rate (“SOFR”) or other such interest rate basis or interest rate formula as specified in the applicable prospectus supplement or pricing supplement (with respect to each series of

Floating Rate Notes, the “Benchmark”), plus a spread to be specified in the applicable prospectus supplement or pricing supplement. The floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of the applicable Benchmark are not necessarily indicative of future levels. Any historical upward or downward trend in the Benchmark is not an indication that the Benchmark is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of the Benchmark as an indication of its future performance. You should further note that, although the actual Benchmark on an interest payment date or at other times during an interest rate period (an “Interest Period”) may be higher than the Benchmark on the applicable date on which the interest rate is determined for such Interest Period (the “Determination Date”), you will not benefit from the Benchmark at any time other than on such Determination Date. As a result, changes in the Benchmark may not result in a comparable change in the market value of the Floating Rate Notes.

Reform of SOFR and the regulation or discontinuation of this and other Benchmarks may adversely affect the value of and return on any debt securities based on or linked to a Benchmark.

SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such Benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any debt securities based on or linked to a Benchmark.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of Benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a Benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain Benchmarks, trigger changes in the rules or methodologies used in certain Benchmarks, or lead to the disappearance of certain Benchmarks.

Any consequential changes to SOFR or any other Benchmark as a result of United States, European Union or other international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any debt securities based on or linked to such Benchmark.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR or Floating Rate Notes linked to SOFR (“SOFR-Linked Notes”) may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or SOFR-Linked Notes. Changes in the levels of SOFR may affect the return on SOFR-Linked Notes and the trading price of such debt securities, but it is impossible to predict whether such levels will rise or fall.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-Linked Notes, which may adversely affect the trading prices and marketability of such debt securities. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

Any failure of SOFR to gain market acceptance could adversely affect value of SOFR-Linked Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on SOFR-Linked Notes and the price at which you can sell such debt securities.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in term SOFR, simple average SOFR and compounded average SOFR for an applicable period (“Compounded SOFR”) generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for SOFR-Linked Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

The secondary trading market for SOFR-Linked Notes may be limited.

Because SOFR is a relatively new market rate, an established trading market for SOFR-Linked Notes may never develop or may not be very liquid. Market terms for SOFR-Linked Notes, such as the spread over the applicable Benchmark used to determine the interest payable on such debt securities, may evolve over time and, as a result, trading prices of such SOFR-Linked Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in floating rate debt securities, the trading price of SOFR-Linked Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in SOFR-Linked Notes may not be able to sell such SOFR-Linked Notes at all or may not be able to sell such SOFR-Linked Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for SOFR-Linked Notes for which the applicable interest rate for an Interest Period is determined at or prior to the beginning of such Interest Period, investors wishing to sell such SOFR-Linked Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

The interest rate on our SOFR-Linked Notes may be based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For certain of our SOFR-Linked Notes (“Compounded SOFR Notes”), the interest rate for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula that will be described in the applicable prospectus supplement or pricing supplement using the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on such Compounded SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such Compounded SOFR Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in such Compounded SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in the applicable Indenture and such Compounded SOFR Notes before making an investment in such Compounded SOFR Notes. If the market adopts a different calculation method than used in the applicable Indenture and such Compounded SOFR Notes, that would likely adversely affect the market value of such Compounded SOFR Notes.

Interest payments due on a series of Compounded SOFR Notes will only be capable of being determined near the end of the relevant Interest Period.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, interest payments due on a series of Compounded SOFR Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of such Compounded SOFR Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for such Compounded SOFR Notes. In addition, some investors may be unwilling or unable to trade such Compounded SOFR Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such Compounded SOFR Notes.

The SOFR Index may be modified or discontinued, and Compounded SOFR Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of such Compounded SOFR Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the interest rate on Compounded SOFR Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

Interest on SOFR-Linked Notes will be calculated using a reference rate other than the applicable Benchmark if a Benchmark Transition Event occurs.

Upon the occurrence of certain circumstances or events (a “Benchmark Transition Event”), the interest rate on SOFR notes will no longer be determined by reference to SOFR, but instead by reference to a different rate or a different Benchmark (a “Benchmark Replacement”).

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to SOFR-Linked Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on such SOFR-Linked Notes, which could adversely affect the return on, value of and market for such SOFR-Linked Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such SOFR-Linked Notes.

The provisions governing the determination and implications of a Benchmark Transition Event and any Benchmark Replacement will be described more fully in any applicable prospectus supplement or pricing supplement.

The Benchmark Replacements are uncertain and may not be a suitable replacement for SOFR.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the terms of the SOFR-Linked Notes will provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such SOFR-Linked Notes if a Benchmark Transition Event occurs. If each such alternative rate is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the SOFR-Linked Notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on the SOFR-Linked Notes.

In addition, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the Benchmark transition provisions will provide for certain adjustments to be made in determining the Benchmark Replacement in order to make such Benchmark Replacement equivalent to SOFR. However, such adjustments will not necessarily make the Benchmark Replacement equivalent to SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on SOFR-Linked Notes may be determined by reference to a Benchmark Replacement even if the applicable Benchmark continues to be published.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on SOFR-Linked Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on SOFR-Linked Notes may be adversely affected.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the SOFR-Linked Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the SOFR-Linked Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on SOFR-Linked Notes. In particular, if a Benchmark Transition Event occurs with respect to SOFR-Linked Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions governing such SOFR-Linked Notes, and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on SOFR-Linked Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, all determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of the SOFR-Linked Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the SOFR-Linked Notes, and unless otherwise specified in the applicable prospectus supplement or pricing supplement, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable SOFR-Linked Notes or any other party. These potentially subjective determinations may adversely affect the value of SOFR-Linked Notes, the return on SOFR-Linked Notes and the price at which you can sell the SOFR-Linked Notes.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon our funding requirements at the time and the availability of other funds.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is not complete and may not contain all the information you should consider before investing in our preferred stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Formation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.0001 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2022, we had 5,050,000 shares of common stock outstanding, all of which are owned by General Motors Holdings LLC, a wholly owned subsidiary of GM; we had 1,000,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A, outstanding; we had 500,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B, outstanding; and we had 500,000 shares of Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C, outstanding.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. As of the date of this prospectus, three series of preferred stock have been designated and established by our board of directors. The rights of any series of preferred stock include, among others:

●	special voting rights;

●	preferential liquidation and/or preemptive rights;

●	preferential cumulative or noncumulative dividend rights;

●	redemption and/or put rights; and

●	conversion and/or exchange rights.

Except as set forth in our Certificate of Formation or as otherwise required by Texas law, each outstanding share of preferred stock shall not be entitled to vote on any matter on which the shareholders of our Company shall be entitled to vote, and shares of any series of preferred stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of shares of any series of preferred stock shall have the right to vote as a separate class on any amendment, waiver, repeal or modification of any provision of the statement of resolutions creating such series of preferred stock to the extent provided in the statement of resolutions creating such series of preferred stock.

Each series of preferred stock will be issued under a statement of resolutions, which forms, or will form, a part of our Certificate of Formation at the time such preferred stock is issued. The terms of any particular series of preferred stock offered pursuant to this prospectus will be described in the applicable prospectus supplement, including (where applicable) the designations, powers and preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations or restrictions of any unissued series of preferred stock. The prospectus supplement relating to a particular series of preferred stock will also generally describe the federal income tax consequences applicable to such series of preferred stock.

Any preferred stock that we issue will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock and on a parity with shares of any other then-outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Certain Business Combination Restrictions

Section 21.606 of the Texas Business Organizations Code restricts certain business combinations between us and an affiliated shareholder for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if our board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our Certificate of Formation does not do so.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more Indentures between us and a trustee. Certain debt securities may be issued pursuant to:

●

an indenture, dated as of October 13, 2015 (as supplemented, amended or otherwise modified, the “senior indenture”), between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Senior Notes Trustee”);

●

an indenture, dated as of June 21, 2017 (as supplemented, amended or otherwise modified, the “term indenture”), among, inter alia, us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Term Notes Trustee”); or

●

an indenture (the “subordinated indenture” and, together with the senior indenture, the term indenture and any other indenture pursuant to which debt securities are offered hereby, collectively the “Indentures” and, each, an “Indenture”) between us and a trustee to be named in such Indenture (together with the Senior Notes Trustee, the Term Notes Trustee and any other trustee under an Indenture, collectively the “Trustees” and, each, a “Trustee”).

The senior indenture, the term indenture and the form of subordinated indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. We will file the definitive subordinated indenture as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.

The terms of any series of debt securities will include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the applicable Indenture. The Indentures will be subject to and governed by the terms of the TIA. Each Indenture is subject to any amendments or supplements we may enter into from time to time that are permitted under such Indenture. We will file any amendments or supplements to the Indentures as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indentures. You may obtain copies of the Indentures as described under “Where You Can Find More Information; Incorporation by Reference.”

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture.

Such debt securities will rank effectively junior to our subsidiaries’ indebtedness and other obligations and our secured indebtedness and other obligations. See “Risk Factors—Risks Related to Debt Securities—None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries” and “Risk Factors—Risks Related to Debt Securities—Although certain debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.” In addition, our operations are conducted through our subsidiaries and, therefore, we are dependent upon the cash flows of our subsidiaries to meet our obligations, including our obligations under any debt securities. See “Risk Factors—Risks Related to Securities—Our ability to service our debt and other obligations is dependent upon our subsidiaries.” We and our subsidiaries have a significant amount of outstanding indebtedness. For a description of such indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Indentures will not limit the amount of debt securities that we may issue and will provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par, at a premium or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also will not limit our ability to incur other debt.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, as well as any modifications or additions to the general terms of the applicable Indenture. These terms will include, among others, the title, maturity, price and rate of interest on such debt securities, any deletions from, modifications of or additions to the events of default or covenants with respect to the applicable series of debt securities, terms related to optional or mandatory redemption of such debt securities, and any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be initially listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will generally describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and will generally describe the federal income tax consequences applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

Unless otherwise indicated in the applicable prospectus supplement, the applicable Trustee will act as paying agent and registrar for the debt securities under the applicable Indenture. We may act as paying agent or registrar under the Indentures.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payment by us of principal of, premium, if any, and interest, if any, on such subordinated debt securities.

The subordinated indenture will not limit the issuance of additional senior indebtedness.

Guarantees

If specified in the applicable prospectus supplement, the debt securities of any series may be fully and unconditionally guaranteed by one or more of our subsidiaries. However, the Indentures do not require that any of our subsidiaries, GM or any other person be a guarantor of any series of debt securities. The applicable prospectus supplement relating to any series of guaranteed debt securities will specify the terms of the applicable guarantees.

Certain Covenants

Except as set forth below or in any supplemental indenture, officer’s certificate or board resolution establishing a series of debt securities under an Indenture, or as otherwise permitted under such Indenture, the Indentures will not:

●	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

●

contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities, a change of control, recapitalization or similar restructuring or in the case of any other event.

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Merger, Consolidation or Sale of Assets

Each Indenture will provide that we may not consolidate or merge with or into (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of our Company and our subsidiaries, taken as a whole, in one or more related transactions, to another person unless (i) either (A) we are the surviving entity or (B) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the debt securities and the applicable Indenture pursuant to an agreement reasonably satisfactory to the applicable Trustee (or, with respect to debt securities issued under the term indenture, a supplemental indenture); and (iii) immediately after such transaction, no default or event of default under the applicable Indenture has occurred and is continuing.

Information Rights

Each Indenture will provide that, whether or not we are subject to the periodic reporting requirements of the Exchange Act, so long as any debt securities are outstanding, we will furnish to the holders or cause the applicable Trustee to furnish to the holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file or cause to be filed a copy of all such reports with the SEC for public availability (unless the SEC will not accept such a filing, in which case we will post such reports on our website within the time periods that would apply if we were required to file those reports with the SEC). To the extent any such reports are filed electronically on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), such filing shall be deemed to be furnished to the holders of debt securities and the applicable Trustee.

Calculation of Original Issue Discount and Other Amounts

We will promptly, at the end of each calendar year, calculate the original issue discount accrued on outstanding debt securities as of the end of such year and shall determine whether the amount of original issue discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If such calculated amount does not qualify for the de minimis exception rule, then we will subsequently file no later than January 15th of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding debt securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Code.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.

Events of Default

Unless otherwise provided for in the applicable prospectus supplement, the term “event of default,” when used in any Indenture, means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•

failure to pay when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any security of such series, and, in certain circumstances, continuance of such default for a period of more than three Business Days;

•

failure on our part to comply with any other covenant or agreement in the Indenture that applies to the debt securities for 90 days after we have received written notice from the applicable Trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable Indenture;

•	events of bankruptcy, insolvency or reorganization of our Company or any applicable guarantor;

•

any guarantee by any applicable guarantor being held unenforceable or invalid, or any applicable guarantor denying or disaffirming its obligations under its guarantee, except as permitted by the applicable Indenture; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

If an event of default occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the applicable Trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each Indenture requires us and any guarantor (to the extent such guarantor is so required under the TIA) to deliver an officer’s certificate with the applicable Trustee within 120 days after the end of each fiscal year regarding compliance with the terms of the applicable Indenture. Within 30 days of becoming aware of any default or event of default, we are required to deliver to the applicable Trustee a statement specifying such default or event of default.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures will provide that in case an event of default has occurred and is continuing, the applicable Trustee will be required, in the exercise of its respective power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder has offered to such Trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge

An Indenture will be discharged and will cease to be of further effect as to all debt securities that have been issued thereunder when:

•	either:

•

all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable Trustee for cancellation; or

•

all debt securities that have not been delivered to the applicable Trustee for cancellation have become due and payable pursuant to a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited funds with the applicable Trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient to pay and discharge the aggregate indebtedness on the debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, on and interest, if any, on the debt securities to the date of maturity or redemption;

•	we have paid or caused to be paid all sums payable by us in respect of such debt securities under the applicable Indenture; and

•	we have delivered an officer’s certificate and opinion of counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect, with respect to any debt securities of any series, either:

•

to defease and be discharged from all of our obligations with respect to such debt securities, except for: (i) the rights of holders of such outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest, if any, on such debt securities when such payments are due from the trust referred to below; (ii) our obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and our obligations in connection therewith; and (iv) the legal defeasance provisions of the applicable Indenture (“legal defeasance”); or

•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and thereafter (i) any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities and (ii) the events described above under “—Events of Default” (other than non-payment events) will no longer constitute events of default under the applicable Indenture with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before legal defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities or a combination thereof, in amounts as will be sufficient to pay the principal of, premium, if any, and interest, if any, on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that that the holders or beneficial owners, as applicable, of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred;

•

no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities of such series) or, insofar as such default or event of default is related to bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of deposit;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which we are a party or bound;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that, on the 91st day following the deposit, such funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor’s rights generally;

•

we must deliver an officer’s certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

•	we must deliver an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the defeasance have been complied with.

The applicable prospectus supplement may further describe any provisions permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification and Waiver

Without the consent of any holders of any series of debt securities, we and the applicable Trustee may enter into one or more supplemental indentures for any of the following purposes:

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the applicable Indenture or in any supplemental indenture;

•

to convey, transfer, assign, mortgage or pledge to such Trustee as security for the debt securities of one or more series, or any guarantees endorsed thereon or attached thereto, any property or assets and to secure, or, if applicable, provide additional security for, any debt securities or guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any debt securities or guarantees;

•	to evidence the succession of another entity to our Company and the assumption of our covenants by the successor;

•	to add one or more covenants for the benefit of the holders of all or any series of debt securities;

•	to add any additional events of default for all or any series of debt securities;

•	to establish the form or terms of debt securities of any series;

•

other than with respect to the senior indenture, to add to or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee or to comply with the rules of any applicable securities depository;

•

to change or eliminate any provision of the applicable Indenture; provided that any such change or elimination shall not apply to any outstanding debt security of any series issued prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•

to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not materially adversely affect the legal rights under the applicable Indenture of any holder of the debt securities;

•

to supplement any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of such Indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect;

•	to add a guarantor or permit any entity to guarantee the obligations under any series of debt securities or to transfer property or assets to the trustee as security for any series of debt securities;

•

to conform the text to any provision of the “Description of Debt Securities” in this base prospectus or in any provision of the “Description of the Notes” in any prospectus supplement relating to the debt securities or any series of debt securities to the extent that such provision was intended to be a verbatim recitation of a provision set forth in the applicable Indenture or any amendment or supplement thereto;

•	to comply with the requirements of the SEC to maintain the qualification of the applicable Indenture under the TIA; or

•

to make any other provisions with respect to matters or questions arising under the applicable Indenture; provided that such action shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture (voting together as a single class) is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, any Indenture or debt securities pursuant to a supplemental indenture. However, no amendment may, without the consent of the holders of each outstanding debt security directly affected thereby:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver of or with respect to the applicable Indenture;

•	reduce the principal or change the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time for payment of interest, including default interest, on any debt security of that series;

•	alter any of the provisions with respect to the redemption of the securities of any series;

•

waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any of the debt securities payable in any currency other than that stated in the debt securities of that series;

•

make any change to certain provisions of the applicable Indenture relating to, among other things: (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	release any guarantor providing a guarantee to any debt securities from any of its obligations under such guarantee, except in accordance with the terms of the applicable Indenture; or

•	make any change in the ranking or priority of any debt security or any guarantee thereof that would adversely affect the holders of such debt security.

A supplemental indenture that changes or eliminates any provision of the applicable Indenture expressly included solely for the benefit of holders of debt securities of one or more particular series of debt securities will be deemed not to affect the rights under such Indenture of the holders of debt securities of any other series.

The holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the applicable Indenture with respect to the debt securities of such series, except a default in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of ours, as such, shall have any liability for any of our obligations, covenants or agreements under the debt securities or the Indentures, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each holder of debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry System

Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company (the “Depositary” or “DTC”), or a nominee of the Depositary (each such debt security, a “book-entry debt security”). Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Denominations, Registrations and Transfer

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the applicable Trustee. Such Trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Governing Law

The Indentures and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Concerning the Trustee

The Indentures contain certain limitations on the rights of the Trustees, should any become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if a Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then-outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee on behalf of the holders of debt securities of such series, subject to certain exceptions. The applicable Indenture will provide that in case an event of default shall occur (which shall not be cured), the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the applicable Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Computershare Trust Company, N.A. currently acts as the Senior Notes Trustee under the senior indenture, and U.S. Bank Trust Company, National Association currently acts as the Term Notes Trustee under the term indenture. Each of Computershare Trust Company, N.A. and U.S. Bank Trust Company, National Association currently act on other agreements with our Company in a variety of roles, including that of a bank, fiduciary and/or in an agency capacity, and such relationships change from time to time.

Concerning the Paying Agents

We shall maintain one or more paying agents for the payment of principal of, premium, if any, and interest, if any, on, a series of debt securities. We have initially appointed Computershare Trust Company, N.A. as our paying agent for any debt securities issued under the senior indenture and U.S. Bank Trust Company, National Association as our paying agent for any debt securities issued under the term indenture.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “Global Securities”). The Global Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., the nominee of DTC. So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered holder of such Global Security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such Global Security. The registered holder of a security will be treated as the owner of it for all purposes. Except under the circumstance described below or as otherwise described in the applicable prospectus supplement, the securities will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual securities it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC, a nominee of DTC to DTC or another nominee of DTC or DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

In connection with any proposed transfer outside the book-entry only system, the holders of debt securities must provide to the applicable Trustee all information necessary to allow such Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. Such Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.

Purchases of ownership interests in Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued, or if, with respect to debt securities, an event of default has under the applicable Indenture occurred and is continuing.

To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of interests in the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such ownership interests are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of a Global Security is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Global Security to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts ownership interests in the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of Participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to Direct Participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as depositary with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depositary is not appointed by us within 90 days, definitive securities in registered certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Global Security certificates will be printed and delivered to DTC.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more Global Securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the Global Securities. Any beneficial interest in a Global Security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the Global Securities.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Payments with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the securities sold outside of the United States and cross-market transfers of the securities associated with secondary market trading.

Same-Day Settlement and Payment

The underwriters will settle the securities in immediately available funds. We will make all payments in respect of the securities in immediately available funds.

The securities will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the securities are issued in certificated form, and secondary market trading activity in the securities will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility or liability for the performance by DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations, or for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other matter relating to the actions and practices of

DTC, Clearstream or Euroclear or their respective participants or indirect participants.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. The operations and procedures of DTC, Clearstream and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed; at variable prices, which method may be changed from time to time; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices (or any combination of the foregoing).

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of General Motors Financial Company, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

GENERAL MOTORS FINANCIAL

COMPANY, INC.

$6,000,000,000

GM Financial Term Notes due from Nine Months to 30 Years from Date of Issue

PROSPECTUS SUPPLEMENT

Purchasing Agent

InspereX Agents BofA Securities Morgan Stanley RBC Capital Markets Wells Fargo Advisors

December 7, 2022